UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006
Lucent Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11639	22-3408857

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Mountain Avenue, Murray Hill , New Jersey		07974

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	908-582-8500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Subsequent to the October 24, 2006 issuance of its press release reporting results for its quarter and fiscal year ended September 30, 2006, Lucent Technologies Inc. became aware of a classification error that will result in a change to its balance sheet, which was included as Exhibit B to the press release. This adjustment will result in a $486 million increase in debt maturing within one year and a corresponding reduction in long-term debt. The required adjustment is the result of an error in the original classification of the Company’s 8% convertible securities, which are redeemable at the option of the holders on August 2, 2007. The adjustment does not impact the Company’s previously reported results of operations or cash flows for the quarter or fiscal year ended September 30, 2006. This Form 8-K does not otherwise change or update any other previously reported financial statements or disclosures of the Company contained in its press release dated October 24, 2006.
In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
On November 6, 2006, the Company issued a press release announcing that it has notified the New York Stock Exchange of its intention to voluntarily delist the following series of its debt securities: 5.50% notes due November 15, 2008; 6.50% debentures due January 15, 2028; and 6.45% debentures due March 15, 2029. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
99.1 Press release dated November 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucent Technologies Inc.

November 6, 2006	By:	/s/ David W. Hitchcock

Name: David W. Hitchcock
Title: Corporate Controller